UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2018

Venator Materials PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-38176	98-1373159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Titanium House, Hanzard Drive, Wynyard Park,

Stockton-On-Tees, TS22 5FD, United Kingdom

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 1740 608 001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On July 16, 2018, Venator Materials PLC (the “Company”) issued a press release announcing that it has reached agreement with Tronox Limited (“Tronox”) to purchase the European paper laminates business (the “8120 Grade”) from Tronox. In connection with the acquisition, Tronox will supply the 8120 Grade to the Company under a Transitional Supply Agreement until the transfer of the manufacturing of the 8120 Grade to the Company’s Greatham, U.K., facility has been completed.

Additionally, the Company announced that it has entered into an agreement with Tronox providing, among other things, that the parties will engage in exclusive negotiations until September 29, 2018 and use their respective best efforts to achieve a definitive agreement for the purchase by the Company of the Ashtabula, Ohio, complex currently owned by The National Titanium Dioxide Company Limited (“Cristal”) if a divestiture of the Ashtabula facility is required for Tronox to obtain approval for its proposed merger with Cristal.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1	Press release dated July 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENATOR MATERIALS PLC

/s/ SEAN PETTEY
Sean Pettey
Assistant Secretary

Dated: July 16, 2018